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As filed with the Securities and Exchange Commission on November 1, 2006

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GLOBALSTAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	41-2116508 (I.R.S. Employer Identification Number)

461 South Milpitas Blvd.
Milpitas, California 95035
Telephone (408) 933-4000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Fuad Ahmad
Vice President and Chief Financial Officer
Globalstar, Inc.
461 South Milpitas Blvd.
Milpitas, California 95035
(408) 933-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gerald S. Greenberg Taft, Stettinius & Hollister LLP 425 Walnut Street, Suite 1800 Cincinnati, Ohio 45202 Telephone: (513) 381-2838 Facsimile: (513) 381-0205	Edward P. Tolley III Kenneth B. Wallach Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-2000 Facsimile: (212) 455-2502

            Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	NUMBER OF SHARES TO BE REGISTERED(1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(3)	AMOUNT OF REGISTRATION FEE(3)

Common Stock, par value $0.0001 per share	1,150,000	$17.00	$19,550,000	$2,092

(1)
Includes shares of common stock issuable upon exercise of the underwriters' option to purchase additional shares of common stock.

(2)
The 1,150,000 shares of common stock being registered in this Registration Statement are in addition to the 7,475,00 shares of common stock registered pursuant to the registrant's Registration Statement on Form S-1 (File No. 333-135809).

(3)
Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act.

EXPLANATORY NOTE

          This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"). Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-135809) of Globalstar, Inc., which was declared effective by the Securities and Exchange Commission on November 1, 2006, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference in this Registration Statement.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California on November 1, 2006.

GLOBALSTAR, INC.
By:	/s/ Fuad Ahmad
Name: Fuad Ahmad Title: Vice President and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 1, 2006.

Signature	Title

* James Monroe III	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Fuad Ahmad *Fuad Ahmad	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Peter J. Dalton	Director
* James F. Lynch	Director
* *Richard S. Roberts	Director
*By:	/s/ Fuad Ahmad Fuad Ahmad, as attorney-in-fact

II-1

EXHIBIT INDEX

          All exhibits filed with or incorporated by reference in Registration Statement No. 333-135809 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except the following, which are filed herewith.

Exhibit No.	Description of Exhibit
5.1	Opinion of Taft, Stettinius & Hollister LLP
23.1	Consent of Crowe Chizek and Company LLP
23.2	Consent of GHP Horwath, P.C.
24.1*	Power of Attorney

*
Previously filed in connection with the Registration Statement on Form S-1 (File No. 333-135809) and incorporated herein by reference.

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX